 FOR IMMEDIATE RELEASE
AMEX: WOC

Wilshire Enterprises, Inc. Announces Annual Meeting and Record Dates

NEWARK, N.J., December 12, 2008 –Wilshire Enterprises, Inc. ("Wilshire" or the "Company") (Amex: WOC) announced today that its next annual meeting of stockholders will be held on February 26, 2009.  The record date for stockholders entitled to vote at the annual meeting is January 23, 2009.  Further information regarding the annual meeting will be contained in Wilshire’s proxy materials.

Company Contact:	Sherry Wilzig Izak, Chairman, 201-420-2796
Agency Contact:	Neil Berkman, Berkman Associates, 310-826-5051